UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2006

Chindex International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24624	13-3097642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Wisconsin Avenue, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 215-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On December 21, 2006, the Compensation Committee of the Board of Directors of the Company adjusted the base salaries of the following executive officers of the Company to the following levels, effective January 1, 2007:

Roberta Lipson Chief Executive Officer $ 250,000
Elyse Beth Silverberg Executive Vice President $ 225,000
Lawrence Pemble Executive Vice President and Chief Financial Officer $ 225,000

On December 21, 2006, the Compensation Committee also approved the Company’s Fiscal Year 2007 Executive Management Incentive Program (the "Program"). The Program applies to Ms. Lipson, Ms. Silverberg, and Mr. Pemble. Incentive payments to Ms. Lipson and Mr. Pemble are based on the Company’s operating income. Incentive payments to Ms. Silverberg are based in part on the Company’s operating income and in part on the operating income of the Company’s Medical Products Division. Based on the levels of performance attained, payouts may be between zero and 35% of the executive’s base salary in cash and from zero to 4000 shares of restricted stock which vest in equal installments over a three-year period. In addition, the Compensation Committee may authorize an additional payment of up to 20% of the executive’s base salary in its discretion. Payments under the Program are to be made as soon as practicable after the end of the Company’s fiscal year (March 31, 2007).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chindex International, Inc.

December 28, 2006	By:	Lawrence Pemble

Name: Lawrence Pemble
Title: Executive Vice President and Chief Financial Officer